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                                                                 Exhibit 7(c)(1)

                     RESTATED CERTIFICATE OF INCORPORATION
                                       of
                           J. C. PENNEY COMPANY, INC.

         J. C. Penney Company, Inc., a corporation incorporated under the name of J. C. Penney Company by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on December 15, 1924, desiring to integrate into a single instrument all the provisions of its Certificate of Incorporation now in effect and operative, does hereby certify as follows:

         1. Said Certificate of Incorporation, as heretofore amended and supplemented, is hereby restated and integrated so as to read as follows:

         First: The name of the corporation (which is herein referred to as the Company) shall be J. C. Penney Company, Inc.

         Second: The address of the Company's registered office in the State of Delaware is 100 West Tenth Street, City of Wilmington, County of New Castle. The name of the Company's registered agent at such address is The Corporation Trust Company.

         Third: The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
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         Fourth: The total number of shares of all classes of stock which the
Company shall have authority to issue is 525,000,000 shares, of which 25,000,000 shares shall be shares of Preferred Stock without par value (hereinafter called Preferred Stock) and 500,000,000 shares shall be shares of Common Stock of 50c. par value (hereinafter called Common Stock).

         Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock as Preferred Stock of one or more series and in connection with creation of any such series to fix by the resolution or resolutions providing for the issue of shares thereof the designation, powers, preferences, and relative, participating, optional, or other special rights of such series, and the qualifications, limitations, or restrictions thereof. Such authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination of the following:
                 (a) the distinctive designation of, and the number of shares comprising, such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;
                 (b) the dividend rate or amount for such series, the conditions and dates upon which such dividends shall
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         be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or any other series of any class or classes of stock, and whether such dividends shall be cumulative, and if so, from which date or dates for such series;
                 (c) whether or not the shares of such series shall be subject to redemption by the Company and the times, prices, and other terms and conditions of such redemption;
                 (d) whether or not the shares of such series shall be subject to the operation of a sinking fund or purchase fund to be applied to the purchase or redemption of such shares and if such a fund be established, the amount thereof and the terms and provisions relative to the application thereof;
                 (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes, or of any other series of any class or classes, of stock of the Company and if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;
                 (f) whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if they are to have such additional voting rights, the extent thereof;
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                 (g)      the rights of the shares of such series in the event
         of any liquidation, dissolution, or winding up of the Company or upon any distribution of its assets; and
                 (h) any other powers, preferences, and relative, participating, optional, or other special rights of the shares of such series, and qualifications, limitations, or restrictions thereof, to the full extent now or hereafter permitted by law and not inconsistent with the provisions hereof.

         All shares of any one series of Preferred Stock shall be identical in all respects except as to the dates from which dividends thereon shall be cumulative. All series of the Preferred Stock shall rank equally and be identical in all respects except as otherwise provided in the resolution or resolutions providing for the issue of any series of Preferred Stock.

         Whenever dividends upon the Preferred Stock at the time outstanding, to the extent of the preference to which such stock is entitled, shall have been paid in full or declared and set apart for payment for all past dividend periods, and after the provisions for any sinking or purchase fund or funds for any series of Preferred Stock shall have been complied with, the Board of Directors may declare and pay dividends on the Common Stock, payable in cash, stock, or otherwise, and the holders of shares of Preferred Stock shall not be entitled to share therein, subject to
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the provisions of the resolution or resolutions creating any series of
Preferred Stock.

         In the event of any liquidation, dissolution, or winding up of the Company or upon the distribution of the assets of the Company, all assets and funds of the Company remaining, after the payment to the holders of the Preferred Stock of the full preferential amounts to which they shall be entitled as provided in the resolution or resolutions creating any series thereof, shall be divided and distributed among the holders of the Common Stock ratably, except as may otherwise be provided in any such resolution or resolutions. Neither the merger or consolidation of the Company with another corporation nor the sale or lease of all or substantially all the assets of the Company shall be deemed to be a liquidation, dissolution, or winding up of the Company or a distribution of its assets.

         Except as otherwise required by law or provided by a resolution or resolutions of the Board of Directors creating any series of Preferred Stock, the holders of Common Stock shall have the exclusive power to vote and shall have one vote in respect of each share of such stock held and the holders of Preferred Stock shall have no voting power whatsoever. Except as otherwise provided in such a resolution or resolutions, the authorized shares of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the outstanding
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shares of stock of the Company entitled to vote.

         Fifth: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

                 (a) to make, alter, and repeal the By-laws of the Company, subject to the power of the stockholders of the Company to alter or repeal any By-law made by the Board of Directors;
                 (b) subject to the laws of the State of Delaware, from time to time to sell, lease, or otherwise dispose of any part or parts of the properties of the Company and to cease to conduct the business connected therewith or again to resume the same, as it may deem best; and
                 (c) in addition to the powers and authorities hereinbefore and by the laws of the State of Delaware conferred upon the Board of Directors, to exercise all such powers and to do all such acts and things as may be exercised or done by the Company; subject, nevertheless, to the provisions of said laws, of the Certificate of Incorporation as from time to time amended of the Company, and of its By-laws.

         Sixth: Any director or any officer of the Company elected or appointed by the stockholders of the Company or by its Board of
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Directors may be removed at any time in such manner as shall be provided in the
By-laws of the Company.

         Seventh:         The Company reserves the right at any time and from
time to time to amend, alter, change, or repeal any provision contained herein, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

         2. This Restated Certificate of Incorporation and the restatement effected hereby have been duly adopted by the Board of Directors of the Company in accordance with the provisions of Section 345 of the General Corporation Law of the State of Delaware, have been duly adopted in accordance with the provisions of the Certificate of Incorporation of the Company as heretofore amended and restated, only restates and integrates and does not further amend the provisions of the Certificate of Incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.
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         3.      This Restated Certificate of Incorporation shall become
effective at the close of business, New York City Time, on the day on which it shall be filed in the office of the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the Company has caused its corporate seal to be affixed hereto and this instrument to be signed in its name by its Chairman of the Board and attested by its Secretary.

                                        J. C. PENNEY COMPANY, INC.

                                            /S/ W. R. Howell
                                        ----------------------------
                                           Chairman of the Board



Attest:


  /S/ A. W. Driver, Jr.
- - --------------------------
        Secretary

STATE OF NEW YORK )
                  ) SS.:
COUNTY OF NEW YORK)



         BE IT REMEMBERED that on the 27th day of June, 1984, personally appeared before me, THOMAS M. COMERFORD, a Notary Public in and for the County and State aforesaid, W. R. HOWELL, the Chairman of the Board of J. C. PENNEY COMPANY, INC., a Delaware corporation, the corporation described in and on behalf of which was made the foregoing Certificate, known to me personally to be such Chairman of the Board, and acknowledged that he signed said Certificate and that said Certificate was the act and deed of said Corporation and that the facts stated therein are true.
         Given under my hand and seal of office, the day and year aforesaid.